Exhibit 99.1

Digimarc Announces Registered Direct Offering of Common Stock

BEAVERTON, Ore. – November 13, 2017 – Digimarc Corporation (NASDAQ: DMRC), the inventor of the Digimarc Discover® platform featuring the Digimarc Barcode for automatically identifying and interacting with virtually any media, today announced that it has entered into a purchase agreement to sell 331,034 common shares in a registered direct offering to a certain investor at a price of $36.25 per share. The offering was made without an underwriter or placement agent.

The gross proceeds to Digimarc from the offering are expected to be approximately $12 million. The offering is expected to close on or about November 13, 2017. Digimarc Corporation intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The shares described above are being offered by Digimarc Corporation pursuant to a registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on June 9, 2017. The prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes approximately 1,100 U.S. and foreign patents and pending patent applications. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, global banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything™.

Forward-looking Statements

With the exception of historical and factual information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding expectations with respect to the registered direct offering, including the expected use of any proceeds therefrom, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company’s Form 10-K for the year ended December 31, 2016 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com